Exhibit 23.1

                          Independent Auditors' Consent


The Board of Directors Scottish Holdings, Inc.:

We consent to the incorporation in the Form 8-KA of Scottish Holdings, Inc. of our report dated February 15, 2004 with respect to the income statement and statement of cash flows of ERC Life Reinsurance Corporation for the nine-month period ended September 30, 2003, which appears in the Form 8-K/A of Scottish RE Group Limited dated March 4, 2004.

/s KPMG LLP







Kansas City, Missouri
March 4, 2004